                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 24, 2001

                                  Advanta Corp.
             (Exact name of registrant as specified in its charter)



          Delaware                      0-14120                  23-1462070
(State or other jurisdiction        (Commission File           (IRS Employer
      of incorporation)                  Number)             Identification No.)


Welsh and McKean Roads, P.O. Box 844, Spring House, PA              19477
       (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (215) 657-4000

Item 5.           Other Events

On April 24, 2001 Advanta Corp. (the "Company" or "Advanta") announced first quarter net income for Advanta Business Cards of $8.3 million, representing an after tax return on average managed receivables of 2.0% on an annualized basis. Operating results from continuing business segments were $0.28 per share for Class A and Class B shares combined. Book value per share at March 31, 2001 remains in line with the Company's expectations at $16.05, after recording restructuring and other non-operating items.

Advanta also announced that its Board of Directors has authorized the repurchase of up to 1.5 million shares of the Company's common stock or the equivalent dollar amount of trust preferred securities or some combination thereof.

"This quarter we completed Advanta's strategic repositioning. We will now focus all our operating activities on our very profitable business credit card operation and small business market. We believe this market remains relatively unsaturated, unlike the consumer card business," said Chairman and Chief Executive Officer Dennis Alter. "We accomplished this repositioning while progressing on track toward our operating goals for 2001."


During the quarter, the Company successfully negotiated an early termination of its strategic alliance to direct market auto insurance and completed the sale of its mortgage business. The Company also ceased lease originations, implemented a program to restructure its corporate functions to a size commensurate with its ongoing business, and recorded asset valuation charges on its venture capital portfolio. As a result of the non-operating items and restructuring charges, the Company reported a net loss for the quarter of $29 million, or $1.17 per share on a diluted basis for its Class A and Class B shares combined.

Advanta Business Cards ended the quarter with managed receivables of $1.78 billion, as compared to $1.66 billion at December 31, 2000. Consistent with the Company's expectations, over 30 day delinquencies were 5.2% at March 31, 2001 and charge-offs for the first quarter were 6.5% on an annualized basis. The Company's on-balance sheet loan loss reserve as a percent of owned receivables was 9.9% at March 31, 2001.

The Company has taken significant steps in reducing its leverage. On April 6, the Company completed the tender offer for medium-term notes solicited in the first quarter. When additional untendered medium-term notes mature on May 1, 2001, Advanta will have reduced its outstanding institutional debt by approximately $319 million since December 31, 2000. Of the remaining $25 million of institutional debt outstanding after May 1, 2001, $24.8 million matures between June 2001 and September 2001. The Company is also in the process of significantly reducing its retail notes.

Advanta management held a conference call with analysts and institutional investors on April 24, 2001, at 9:00 am Eastern time. The call was broadcast simultaneously for the public over the

Internet through www.advanta.com or www.vcall.com. During the conference call, Advanta management provided details on the financial results for the first quarter and other information, including the following:

- Management expects that second quarter financial results will be impacted by net interest expense on excess liquidity in the range of approximately $7 million to $9 million.

- The trial date for Advanta's long-standing litigation with Fleet Boston and certain of its subsidiaries has been rescheduled by the court and will now commence October 29, 2001.

For those who were unable to listen to the live broadcast, replays are available on the Vcall site.

Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Over the past five years, it has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) factors that affect the level of delinquencies and charge-offs, including a deterioration of general economic conditions; (4) factors affecting fluctuations in the number of accounts or loan balances; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) factors affecting the value of investments held by the Company; (9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with significant vendors, business partners and customers; (11) the amount and cost of financing available to the Company;
(12) the ratings on the debt of the Company and its subsidiaries; (13) the ultimate amount of restructuring and other related charges associated with the conclusion of strategic alternatives process for our mortgage and leasing businesses; and (14) the ability to attract and retain key personnel. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Form 8-K                                                      Advanta Corp.
April 24, 2001



Item 7.           Financial Statements and Exhibits.

(c)               Exhibits:

                  The following exhibits are filed as part of this Report on Form 8-K.

                  99       Selected Summary Financial Data.

Form 8-K                                                      Advanta Corp.
April 24, 2001


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Advanta Corp.


                                        By:  /s/ Elizabeth H. Mai
                                             Elizabeth H. Mai,
                                             Senior Vice President,
                                             Secretary and General Counsel




April 24, 2001

Form 8-K                                                      Advanta Corp.
April 24, 2001



                                Index to Exhibits


Exhibit Number Per
Item 60l of
Regulation S-K                      Description of Document
--------------                      -----------------------
     99                             Selected Summary Financial Data